UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

HOLLYWOOD MEDIA CORP.
(Exact Name of Registrant as Specified in its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida 33431

(Address of Principal Executive Offices) (Zip Code)

(561) 998-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2011, Hollywood Media Corp. (the “Company”) entered into Amendment No. 5 (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of August 23, 1996, as amended by Amendment No. 1, dated as of December 9, 2002, Amendment No. 2, dated as of September 1, 2006, Amendment No. 3, dated as of January 13, 2011 and Amendment No. 4, dated as of September 2, 2011 (the “Rights Agreement”) by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

The Amendment amends the Exercise Price of the Rights (as such terms are defined in the Rights Agreement) from $15.00 to $5.00.

The foregoing description of the Amendment is a summary only and is qualified by reference to the full text of the Amendment, which is filed as Exhibit 4.1 to this current report on Form 8-K and incorporated herein by reference.

Item 3.03.                     Material Modification to Rights of Security Holders.

Please see the disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 9.01.                     Financial Statements and Exhibits.

(d)

Exhibit No.	Description

4.1
Amendment No. 5, dated as of September 16, 2011, to the Amended and Restated Rights Agreement, dated as of August 23, 1996, as amended by Amendment No. 1, dated as of December 9, 2002, Amendment No. 2, dated as of September 1, 2006, Amendment No. 3, dated as of January 13, 2011 and Amendment No. 4, dated as of September 2, 2011, by and between Hollywood Media Corp. and American Stock Transfer & Trust Company, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD MEDIA CORP.

By:	/s/ Mitchell Rubenstein
Name: Mitchell Rubenstein
Title: Chief Executive Officer

DATED:   September 16, 2011

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Exhibit Index

Exhibit No.	Description

4.1
Amendment No. 5, dated as of September 16, 2011, to the Amended and Restated Rights Agreement, dated as of August 23, 1996, as amended by Amendment No. 1, dated as of December 9, 2002, Amendment No. 2, dated as of September 1, 2006, Amendment No. 3, dated as of January 13, 2011 and Amendment No. 4, dated as of September 2, 2011, by and between Hollywood Media Corp. and American Stock Transfer & Trust Company, LLC.

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